Exhibit 5-2

SIDLEY AUSTIN llp 787 Seventh Avenue New York, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

August 25, 2011

PSEG Power LLC

80 Park Plaza, P.O. Box 1171

Newark, New Jersey 07101

PSEG Power LLC

Ladies and Gentlemen:

This opinion is furnished in connection with the shelf registration statement on Form S-3 (File No. 333-175397) (such registration statement, as amended to the date hereof, including the documents incorporated by reference therein, the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of Senior Debt Securities of PSEG Power LLC, a Delaware limited liability company (the “Company”), in an aggregate initial public offering price not to exceed $2,500,000,000 (the “Senior Debt Securities”). The Senior Debt Securities shall be jointly and severally and unconditionally guaranteed (each, a “Guarantee”, and collectively, the “Guarantees”) by each of PSEG Fossil LLC, a Delaware limited liability company (“Fossil”), PSEG Nuclear LLC, a Delaware limited liability company (“Nuclear”), and PSEG Energy Resources & Trade LLC, a Delaware limited liability company (“ER&T”). Fossil, Nuclear and ER&T are each individually referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors,” as the context requires. The Registration Statement provides that the Senior Debt Securities may be issued in one or more series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement (collectively, the “Prospectus”) and, if issued, will be issued under an Indenture, dated as of April 16, 2001, as amended and supplemented by the First Supplemental Indenture, dated as of March 13, 2002 (collectively, the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”).

In connection with this opinion, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statement, the certificates of formation and limited liability company agreements of the Company and each Guarantor, and such corporate records of the Company and the Guarantors, certificates of public officials, officers of the Company and the Guarantors and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed, without independent investigation or verification, the legal capacity of all natural persons signing any document, the genuineness of signatures of all persons signing any document, the authority of all persons signing any document on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies or by facsimile or other means of electronic transmission or obtained by us from sites on the internet, the authenticity of the originals of such latter documents and the truth and accuracy of all matters of fact set forth in all documents; and
that the Indenture is the valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to all facts relevant to the opinions set forth herein, we have relied, without independent investigation or verification, on the existence and consequences of those facts upon certificates and oral or written representations or other statements of governmental authorities, public officials, officers and other representatives of the Company, the Guarantors and their respective counsel and accountants, and others.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	When (i) the applicable provisions of the Securities Act and such state “blue sky” or securities laws as may be applicable have been complied with, (ii) the final terms of the applicable Senior Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of such Senior Debt Securities have been duly authorized by all necessary action of the Company and (iv) such Senior Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the requisite consideration therefor duly approved by the Company, such Senior Debt Securities will constitute valid and legally binding obligations of the Company.
2.	When (i) the applicable provisions of the Securities Act and such state “blue sky” or securities laws as may be applicable have been complied with, (ii) the issuance and sale of the applicable Guarantees have been duly authorized by all necessary action by the applicable Guarantor, (iii) such Guarantees have been duly executed by the Guarantors and (iv) the final terms of the applicable Senior Debt Securities have been duly established and approved by the Company, the issuance and sale of such Senior Debt Securities have been duly authorized by all necessary action of the Company and such Senior Debt Securities have been duly executed, issued, authenticated and delivered against payment of the requisite consideration therefor, such Guarantees will constitute valid and legally binding obligations of each applicable Guarantor.

The opinions set forth herein are limited to matters of the laws of the State of New York (excluding the municipal laws or the laws, rules and regulations of any local agencies or governmental authorities of or within the State of New York) and the Limited Liability Company Act of the State of Delaware, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law, (iii)

requirements that a claim with respect to Senior Debt Securities that are denominated in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (iv) governmental authority to limit, delay or prohibit making payments in foreign currency or currency units or payments outside the United States. We note that a judgment for money in an action based on a Senior Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars, although certain states, including the State of New York, provide for the rendering of judgments in foreign currencies. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Senior Debt Security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

James T. Foran, Esq., Associate General Counsel of the Company, for purposes of his opinion to the Company of even date herewith, may rely upon the opinion expressed above as to matters of New York law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Opinions.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP